                                                                      EXHIBIT 20

                     HARLEY-DAVIDSON MOTORCYCLE TRUST 2000-3
                       STRUCTURAL AND COLLATERAL MATERIALS

            The information contained in the attached materials is referred to as the "INFORMATION".

            The attached Term Sheet has been prepared by Harley-Davidson Credit Corp. ("HARLEY CREDIT") and relates to Harley-Davidson Motorcycle Trust 2000-3. Neither Chase Securities Inc. ("CHASE SECURITIES") nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

            The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

            The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

            Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Chase Securities Syndicate Desk at (212) 834-4533.

                     Harley-Davidson Motorcycle Trust 2000-3
                Harley-Davidson Credit Corp., Seller and Servicer
             Harley-Davidson Customer Funding Corp., Trust Depositor

                               Subject to Revision

                       Term Sheet dated November 13, 2000

Trust....................................      Harley-Davidson Motorcycle Trust
                                                  2000-3 (the "TRUST").

Trust Depositor..........................      Harley-Davidson Customer Funding
                                                  Corp., a wholly owned,
                                                  limited-purpose subsidiary of
                                                  Harley-Davidson Credit Corp.
                                                  (the "TRUST DEPOSITOR")

Seller and Servicer or
  Seller/Servicer........................      Harley-Davidson Credit Corp.
                                                  ("HARLEY CREDIT" or the
                                                  "SELLER" or, in its capacity
                                                  as Servicer, the "SERVICER"),
                                                  a 100% owned subsidiary of
                                                  Harley-Davidson Financial
                                                  Services, Inc.

Owner Trustee............................      Wilmington Trust Company, a
                                                  Delaware banking corporation
                                                  (in such capacity, the "OWNER
                                                  TRUSTEE").

Indenture Trustee........................      Bank One, National Association, a
                                                  national banking association
                                                  (in such capacity, the
                                                  "INDENTURE TRUSTEE").  The
                                                  Indenture Trustee will also
                                                  act as Paying Agent under the
                                                  Indenture and the Trust
                                                  Agreement.

Closing Date.............................      On or about November 22, 2000

Terms of the Notes.......................      The principal terms of the notes
                                                  will be as described below:


        CLASS                   AGGREGATE PRINCIPAL AMOUNT            INTEREST RATES
    Class A-1 notes                   $131,700,000                        _____%
    Class A-2 notes                    $66,640,000                        _____%
    Class B notes                      $12,660,000                        _____%

                                               The notes represent indebtedness
                                               of the trust secured by the
                                               assets of the trust.

                                               Each class of notes will be
                                               issued in minimum denominations
                                               of $1,000 and will be available
                                               in book-entry form only.

            Payment Dates................      The trust will pay interest and
                                                  principal on the notes on the
                                                  15th day of each month or if
                                                  that day is not a business
                                                  day, the next business day.
                                                  The first payment date is
                                                  December 15, 2000.

            Record Dates.................      The day immediately preceding the
                                                  payment date.

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

            Interest.....................      INTEREST PERIODS:

                                               Interest on the notes will accrue
                                                   in the following manner:

                                                              DAY COUNT
      FROM (INCLUDING)             TO (EXCLUDING)             CONVENTION
   15th day of prior month    15th day of current month          30/360

                                               The first interest period will
                                                  begin on and include the
                                                  closing date and end on and
                                                  include December 14, 2000.

                                               PAYMENT OF INTEREST:

                                               On each payment date the trust
                                                  will pay interest on the notes
                                                  which will be made from
                                                  available collections and
                                                  other amounts.

                                               Interest payments on the Class
                                                  A-1 notes and Class A-2 notes
                                                  will have the same priority.
                                                  Interest payments on the Class
                                                  B notes will be subordinated
                                                  to interest payments on the
                                                  Class A notes. The trust will
                                                  make interest payments on the
                                                  Class B notes after paying
                                                  interest on the Class A-1
                                                  notes and Class A-2 notes.

            Principal...................       On each payment date, the trust
                                                  will pay principal on the
                                                  notes which will be made from
                                                  available collections and
                                                  other amounts.

                                               Principal payments on the Class
                                                  A notes will be senior in
                                                  priority to principal payments
                                                  on the Class B notes.
                                                  Principal payments on each
                                                  payment date will generally be
                                                  allocated 94.00%to the Class A
                                                  notes and 6.00%to the Class B
                                                  notes. However, any shortfall
                                                  in the amount of funds
                                                  available for principal
                                                  payments on any payment date
                                                  will reduce the principal
                                                  payment on the Class B notes
                                                  (up to the full amount of the
                                                  payment) before the principal
                                                  payment on the Class A notes
                                                  will be reduced. Principal
                                                  payments on the Class A notes
                                                  will be paid sequentially, so
                                                  that no principal will be paid
                                                  on the Class A-2 notes until
                                                  the Class A-1 notes have been
                                                  paid in full.

            Final Scheduled
            Payment Dates...............       The final scheduled payment dates
                                                  of the notes are as follows:

                    CLASS                    FINAL SCHEDULED PAYMENT DATE
          Class A-1 notes                      July 2005 Payment Date
          Class A-2 notes                    September 2008 Payment Date
          Class B notes                      September 2008 Payment Date

                                               If the notes have not already
                                                  been paid in full prior to
                                                  their respective final
                                                  scheduled payment dates, we
                                                  will be obligated to pay the
                                                  outstanding principal amount
                                                  of the notes in full on such
                                                  dates. Certain circumstances
                                                  could cause principal to be
                                                  paid earlier or later, or in
                                                  reduced amounts.

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

            Optional Redemption.........       The seller may cause the
                                                  depositor to redeem the notes
                                                  in full if the aggregate
                                                  outstanding principal balance
                                                  of the contracts owned by the
                                                  trust declines to less than
                                                  10% of the sum of:

                                                  -    the aggregate outstanding
                                                       principal balance of the
                                                       contracts owned by the
                                                       trust as of the closing
                                                       date; and

                                                  -    the initial amount on
                                                       deposit in the
                                                       pre-funding account.

                                               The redemption price will be
                                                  equal to the unpaid principal
                                                  amount of the notes plus
                                                  accrued interest thereon.

            Mandatory Special
            Redemption..................       The notes will be prepaid in
                                                  part, without premium, on the
                                                  payment date on or immediately
                                                  following the last day of the
                                                  funding period in the event
                                                  that any amount remains on
                                                  deposit in the pre-funding
                                                  account. The aggregate
                                                  principal amount of notes to
                                                  be prepaid will be an amount
                                                  equal to the amount then on
                                                  deposit in the pre-funding
                                                  account allocated pro rata
                                                  among the notes; PROVIDED that
                                                  if the amount remaining on
                                                  deposit in the pre-funding
                                                  account is less than $150,000,
                                                  such amount will be allocated
                                                  solely to the Class A-1
                                                  noteholders.



            The Contracts and Other
            Assets of the Trust.........       The property of the trust will be
                                                  a pool of fixed-rate, simple
                                                  interest conditional sales
                                                  contracts relating to
                                                  motorcycles manufactured by
                                                  Harley-Davidson, Inc. and
                                                  Buell Motorcycle Company, a
                                                  wholly-owned subsidiary of
                                                  Harley-Davidson, Inc. The
                                                  contracts were originated by
                                                  the seller indirectly through
                                                  Harley-Davidson motorcycle
                                                  dealers. Included in the
                                                  trust's assets are security
                                                  interests in the
                                                  Harley-Davidson and Buell
                                                  motorcycles securing the
                                                  contracts and proceeds, if
                                                  any, from certain insurance
                                                  policies with respect to such
                                                  motorcycles.

            The Contracts...............       Our main source of funds for
                                                  making payments on the notes
                                                  will be collections on the
                                                  contracts. The contracts sold
                                                  to the trust will be selected
                                                  from contracts in the
                                                  depositor's portfolio based on
                                                  the criteria specified in the
                                                  transfer and sale agreement.
                                                  The contracts arise and will
                                                  arise from loans to obligors
                                                  located in the 50 states of
                                                  the United States, the
                                                  District of Columbia and the
                                                  U.S. Territories.

                                               On the closing date, pursuant to
                                                  the sale and servicing
                                                  agreement, the depositor will
                                                  sell, and the trust will
                                                  purchase, initial contracts
                                                  with the characteristics set
                                                  forth below as of the close of
                                                  business on November 8, 2000,
                                                  the initial cutoff date.


                                               Following the closing date,
                                                  pursuant to the sale and
                                                  servicing agreement, the
                                                  depositor will be obligated,
                                                  subject only to the
                                                  availability thereof, to sell,
                                                  and the trust will be
                                                  obligated to purchase, subject
                                                  to the satisfaction of certain
                                                  conditions set forth therein,
                                                  subsequent contracts.
                                                  Following the transfer of
                                                  subsequent contracts to the
                                                  trust, the aggregate
                                                  characteristics of the entire
                                                  pool of contracts may vary
                                                  from those of the initial
                                                  contracts as to the
                                                  characteristics set forth
                                                  below.

                                               The last scheduled payment on
                                                  the initial contract with the
                                                  latest maturity will occur in
                                                  November 2007.

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                               No contract (including any
                                                  subsequent contract sold to
                                                  the trust after the closing
                                                  date) will have a scheduled
                                                  maturity later than February
                                                  2008. However, an obligor can
                                                  generally prepay its contract
                                                  at any time without penalty.


                      COMPOSITION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


      Aggregate Principal Balance........................        $138,379,513.91
      Number of Contracts................................                 12,575
      Average Principal Balance..........................             $11,004.34
      Weighted Average Annual Percentage Rate............                 13.99%
      (Range)............................................         8.50%to 23.00%
      Weighted Average Original Term (in months).........                  72.88
      (Range)............................................               12 to 84
      Weighted Average Calculated Remaining Term.........                  67.60
      (Range)............................................                3 to 84


                            GEOGRAPHIC CONCENTRATION
                         (AS OF THE INITIAL CUTOFF DATE)

                  STATE                     PRINCIPAL BALANCE
                  -----                       CONCENTRATION
                                              -------------
              California                         12.72%
              Florida                             9.83%
              Texas                               9.08%

                                               No other state represented more
                                                  than 5%of the aggregate
                                                  principal balance of the
                                                  contracts as of the initial
                                                  cutoff date.

Reserve Fund............................       On the closing date, the
                                                  depositor will establish a
                                                  trust account in the name of
                                                  the indenture trustee which we
                                                  refer to as the "RESERVE
                                                  FUND." The reserve fund
                                                  provides you with limited
                                                  protection in the event
                                                  collections from obligors on
                                                  the contracts are insufficient
                                                  to make payment on the notes.
                                                  We cannot assure you, however,
                                                  that this protection will be
                                                  adequate to prevent shortfalls
                                                  in amounts available to make
                                                  payments on the notes.

                                               The initial balance of the
                                                  reserve fund will be
                                                  $2,110,000.00 (1.00%of the
                                                  initial aggregate principal
                                                  balance of the contracts). The
                                                  amount required to be on
                                                  deposit in the reserve fund on
                                                  each payment date will equal
                                                  the greater of (a) 2.50% of
                                                  the principal balance of the
                                                  contracts in the trust as of
                                                  the first day of the
                                                  immediately preceding calendar
                                                  month (6.00%in the event a
                                                  trigger event occurs) or (b)
                                                  1.00% of the aggregate of the
                                                  initial note balances. In no
                                                  event shall the amount
                                                  required to be on deposit in
                                                  the reserve fund exceed the
                                                  aggregate outstanding
                                                  principal balance of the
                                                  notes.

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                               If the amount on deposit in the
                                                  reserve fund on any payment
                                                  date is less than the required
                                                  amount, the trust will use the
                                                  funds available to it after
                                                  payment of the servicing fee
                                                  and the fee payable to the
                                                  indenture trustee,
                                                  reimbursement of servicer
                                                  advances and payment of
                                                  interest and principal on the
                                                  notes to make a deposit into
                                                  the reserve fund. Amounts on
                                                  deposit in the reserve fund on
                                                  any payment date in excess of
                                                  the required amount will be
                                                  paid to the depositor.

                                               If on any payment date the funds
                                                  available to the trust to pay
                                                  principal and interest on the
                                                  notes are insufficient to make
                                                  payments on the notes, the
                                                  trust will use funds in the
                                                  reserve fund to cover any
                                                  shortfalls.

                                               If on the final scheduled
                                                  payment date of any class of
                                                  notes, the principal balance
                                                  of that class has not been
                                                  paid in full, the trust will
                                                  use funds in the reserve fund
                                                  to pay those notes in full.

Pre-Funding Account.....................       On the closing date, the trust
                                                  depositor will fund an account
                                                  called the pre-funding account
                                                  by depositing $72,620,486.09
                                                  which will secure our
                                                  obligations to purchase
                                                  subsequent contracts from the
                                                  seller and sell those
                                                  contracts to the trust. The
                                                  amount in the pre-funding
                                                  account will be reduced by the
                                                  amount used to purchase
                                                  subsequent contracts from the
                                                  seller. The trust depositor
                                                  expects that the pre-funded
                                                  amount will be reduced to less
                                                  than $150,000 by the payment
                                                  date occurring in February
                                                  2001. Any pre-funded amount
                                                  remaining at the end of this
                                                  funding period will be paid to
                                                  the noteholders as described
                                                  above in "TERMS OF THE
                                                  NOTES--MANDATORY SPECIAL
                                                  REDEMPTION."

Interest Reserve
Account.................................       On the closing date, the trust
                                                  depositor will fund an account
                                                  called the interest reserve
                                                  account which will provide
                                                  additional funds to account
                                                  for the fact that the monthly
                                                  investment earnings on amounts
                                                  in the pre-funding account
                                                  (until such amounts have been
                                                  used to purchase subsequent
                                                  contracts) are expected to be
                                                  less than the weighted average
                                                  of the interest payments on
                                                  the notes, as well as the
                                                  amount necessary to pay
                                                  trustees' fees. In addition to
                                                  the initial deposit, all
                                                  investment earnings with
                                                  respect to the pre-funding
                                                  account will be deposited into
                                                  the interest reserve account.

                                               The interest reserve account is
                                                  not designed to provide any
                                                  protection against losses on
                                                  the contracts in the trust.
                                                  After the funding period,
                                                  money remaining in the
                                                  interest reserve account will
                                                  be paid to the trust
                                                  depositor.

Ratings.................................       On the closing date, the notes
                                                  must have received ratings
                                                  from Standard & Poor's Ratings
                                                  Services, a division of The
                                                  McGraw-Hill Companies, and/or
                                                  Moody's Investors Service,
                                                  Inc. as set forth below:

                                   Standard &
                                   ----------
                                     Poor's                       Moody's
                                     ------                       -------

       Class A-1                     AAA                           Aaa
       Class A-2                     AAA                           Aaa
       Class B                        A-                            A3


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                               A rating is not a recommendation
                                                  to buy, sell or hold
                                                  securities. There can be no
                                                  assurance that the ratings
                                                  will not be lowered or
                                                  withdrawn at any time by
                                                  either of the rating agencies.

Advances................................       The servicer is obligated to

                                               advance each month an amount
                                               equal to accrued and unpaid
                                               interest on the contracts which
                                               was 30 days or greater delinquent
                                               with respect to the related due
                                               period, but only to the extent
                                               that the servicer believes that
                                               the amount of such advance will
                                               be recoverable from collections
                                               on the contracts. The servicer
                                               will be entitled to reimbursement
                                               of its outstanding advances on
                                               any payment date by means of a
                                               first priority withdrawal of
                                               certain funds then held in the
                                               collection account.

Mandatory Repurchase by
the Depositor...........................       Under the sale and servicing
                                               agreement, we have agreed, in the
                                               event of a breach of certain
                                               representations and warranties
                                               made by us which materially and
                                               adversely affects the trust's
                                               interest in any contract and
                                               which has not been cured, to
                                               repurchase such contract within
                                               two business days prior to the
                                               first determination date after
                                               the servicer, the trustee, the
                                               indenture trustee or we become
                                               aware of such breach.

Servicing Fees..........................       The servicer will be entitled to
                                               receive a monthly servicing fee
                                               equal to 1/12th of 1% of the
                                               principal balance of the
                                               contracts as of the first day of
                                               the prior calendar month. The
                                               servicer will also be entitled to
                                               receive any extension fees or
                                               late payment penalty fees paid by
                                               obligors. The servicing fees will
                                               be paid to the servicer prior to
                                               any payments to the noteholders.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

Priority of Payments....................       PRIOR TO ACCELERATION OF THE
                                               NOTES

                                               On each payment date prior to the
                                               acceleration of the notes, the
                                               trust will apply collections on
                                               the contracts received during the
                                               prior calendar month, servicer
                                               advances and funds transferred
                                               from the reserve fund to make the
                                               following payments in the
                                               following order of priority:

                                               -    to the noteholders, the
                                               amount of any mandatory special
                                               redemption;

                                               -    reimbursement of servicer
                                               advances;

                                               -    servicing fee;

                                               -    indenture trustee's fee;

                                               -    interest on the Class A
                                               notes, PRO RATA;

                                               -    interest on the Class B
                                               notes;

                                               -    principal on the Class A
                                               notes and the Class B notes, in
                                               the priority set forth in
                                               "PRINCIPAL" above;

                                               -    to the reserve fund, the
                                               amount, if any, needed to fund
                                               the reserve fund to the required
                                               amount;

                                               -    any remaining amounts to the
                                               depositor as certificateholder
                                               under the trust agreement.

                                               AFTER ACCELERATION OF THE NOTES:

                                               After an event of default due to
                                               a breach of a material covenant
                                               or agreement by the trust and
                                               acceleration of the notes, all
                                               distributions available to the
                                               noteholders will be made in the
                                               following priority:

                                               -    interest on the Class A
                                               notes;

                                               -    interest on the Class B
                                               notes;

                                               -    principal on the Class A
                                               notes, PRO RATA, until paid in
                                               full; and

                                               -    principal on the Class B
                                               notes, until paid in full.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                               After an event of default due to
                                               a payment default or certain
                                               insolvency events and
                                               acceleration of the notes, all
                                               distributions available to the
                                               noteholders will be made in the
                                               following priority:

                                               -    interest on the Class A
                                               notes;

                                               -    principal on the Class A
                                               notes, PRO RATA, until paid in
                                               full;

                                               -    interest on the Class B
                                               notes; and

                                               -    principal on the Class B
                                               notes, until paid in full.



Credit Enhancement......................       The credit enhancement for the
                                               notes is as follows:

                     Class A notes:        -  subordination of the Class B notes
                                           -  reserve fund

                     Class B notes:        -  reserve fund

Material Federal Income
Tax Consequences........................       Winston & Strawn, as federal tax
                                               counsel to the trust, has
                                               delivered its opinion that the
                                               notes will be characterized as
                                               debt for federal income tax
                                               purposes, and the trust will not
                                               be characterized as an
                                               association (or publicly traded
                                               partnership) taxable as a
                                               corporation. The purpose of
                                               obtaining the opinion of tax
                                               counsel is to provide investors
                                               with greater assurance regarding
                                               the character of the notes for
                                               federal income tax purposes and
                                               that the issuer of the notes will
                                               not be subject to federal income
                                               tax at the entity level. However,
                                               an opinion of tax counsel is not
                                               binding on the Internal Revenue
                                               Service and there is no assurance
                                               that the Internal Revenue Service
                                               will not disagree with the
                                               opinion of tax counsel. By
                                               purchasing a note, you will agree
                                               to treat your note as debt for
                                               federal, state and local income
                                               tax purposes. As a result,
                                               payments received by you will
                                               generally be treated as either
                                               interest or principal and you
                                               will not be considered an owner
                                               of an equity interest in the
                                               trust.

ERISA Considerations....................       The notes are generally eligible
                                               for purchase by employee benefit
                                               plans and individual retirement
                                               accounts and similar
                                               arrangements, and by persons
                                               investing on behalf of or with
                                               plan assets of such plans,
                                               accounts and arrangements,
                                               subject to certain considerations
                                               and exceptions.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                  THE CONTRACTS

            The contracts are (or will be, in the case of subsequent contracts) fixed-rate simple interest conditional sales contracts relating to motorcycles manufactured by Harley-Davidson, Inc. or Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson, Inc. The contracts were originated by the seller indirectly through Harley-Davidson motorcycle dealers and acquired by the depositor in the ordinary course of the depositor's business. Each contract has (or will have) a fixed annual percentage rate and provides for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term. The contracts have or will have the following characteristics:

            - the last scheduled payment of each initial contract is due no later than November 2007, and with respect to the contracts as a whole (including any subsequent contracts conveyed to the trust after the closing date), the last scheduled payment will be due no later than February 2008;
            - the first scheduled payment date of contracts representing approximately 99.97% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than December 2000;
            - the first scheduled payment date of contracts representing approximately 0.03% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than February 2001;
            - approximately 64.62% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles which were new and approximately 35.38% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated.
            - all initial contracts have a contractual rate of interest of at least 8.50% per annum and not more than 23.00% per annum and the weighted average contractual rate of interest of the initial contracts as of the initial cutoff date is approximately 13.99% per annum (see Table 1 below).
            - the initial contracts have remaining maturities as of the initial cutoff date of at least 3 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months.
            - the initial contracts have a weighted average term to scheduled maturity, as of origination, of approximately 72.88 months, and a weighted average term to scheduled maturity as of the initial cutoff date of approximately 67.60 months (see Tables 2 and 3 below).
            - the average principal balance per initial contract as of the initial cutoff date was approximately $11,004.34 and the principal balances on the initial contracts as of the initial cutoff date ranged from $557.05 to $32,174.00 (see Table 4 below).
            - the contracts arise (or will arise) from loans to obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the initial contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the initial contracts as of the initial cutoff date: 12.72% in California, 9.83% in Florida and 9.08% in Texas (see Table 5 below). No other state represented more than 5.00% by aggregate principal balance of the initial contracts.

            Subsequent contracts will not need to satisfy any criteria except for the criteria described in the preceding paragraph. Therefore, following the transfer of the subsequent contracts to the trust, the aggregate characteristics of the entire pool of the contracts, including the composition of the contracts, the distribution by weighted average annual percentage rate of the contracts, the distribution by calculated remaining term of the contracts, the distribution by original term to maturity of the contracts, the distribution by current balance of the contracts, and the geographic distribution of the contracts, described in the following tables, may vary from those of the initial contracts as of the initial cutoff date.


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 materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                     TABLE 1

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                        PERCENT OF
                       NUMBER OF        NUMBER OF       TOTAL OUTSTANDING      PERCENT OF
    RATE               CONTRACTS       CONTRACTS(1)     PRINCIPAL BALANCE    POOL BALANCE(1)
    ----               ---------       ------------     -----------------    ---------------
8.500 to 9.000%             204           1.62%         $1,160,111.39            0.84%
9.001 to 9.500%              35            0.28             266,503.04           0.19
9.501 to 10.000%            225            1.79           1,401,055.71           1.01
10.001 to 10.500%           135            1.07             911,943.39           0.66
10.501 to 11.000%           446            3.55           3,935,034.06           2.84
11.001 to 11.500%           237            1.88           2,398,019.88           1.73
11.501 to 12.000%         1,003            7.98          10,000,945.89           7.23
12.001 to 12.500%           937            7.45          11,953,913.90           8.64
12.501 to 13.000%         1,746           13.88          18,942,653.50           13.69
13.001 to 13.500%           910            7.24          11,056,615.67           7.99
13.501 to 14.000%         2,131           16.95          22,993,492.29           16.62
14.001 to 14.500%         1,004            7.98          11,439,056.48           8.27
14.501 to 15.000%         1,562           12.42          18,768,403.38           13.56
15.001 to 15.500%           376            2.99           4,822,591.84           3.49
15.501 to 16.000%           343            2.73           3,344,606.96           2.42
16.001 to 16.500%           235            1.87           3,175,667.60           2.29
16.501 to 17.000%           202            1.61           2,207,343.36           1.60
17.001 to 17.500%            25            0.20             351,586.68           0.25
17.501 to 18.000%           263            2.09           2,960,570.29           2.14
18.001 to 18.500%            60            0.48             824,314.25           0.60
18.501 to 19.000%             7            0.06              79,096.83           0.06
19.001 to 19.500%             4            0.03              33,536.06           0.02
19.501 to 20.000%           218            1.73           2,458,748.11           1.78
20.001 to 20.500%            20            0.16             240,645.20           0.17
20.501 to 21.000%            66            0.52             687,501.11           0.50
21.001 to 21.500%             1            0.01              10,759.32           0.01
21.501 to 22.000%           173            1.38           1,886,042.15           1.36
22.501 to 23.000%             7            0.06              68,755.57           0.05
                              -            ----              ---------           ----
          TOTALS:        12,575          100.00%       $138,379,513.91         100.00%
                         ======          =======       ===============         =======

(1)         Percentages may not add to 100.00% because of rounding.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                     TABLE 2

                    DISTRIBUTION BY CALCULATED REMAINING TERM
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

        CALCULATED
         REMAINING       NUMBER OF    PERCENT OF NUMBER     TOTAL OUTSTANDING       PERCENT OF
       TERM (MONTHS)     CONTRACTS     OF CONTRACTS (1)     PRINCIPAL BALANCE    POOL BALANCE (1)
       -------------     ---------     ----------------     -----------------    ----------------
          3 to 12            700              5.57%            $1,669,508.05          1.21%
         13 to 24          2,099             16.69              9,641,017.02          6.97
         25 to 36            391              3.11              2,858,105.82          2.07
         37 to 48            398              3.17              3,638,226.48          2.63
         49 to 60          1,201              9.55             12,834,438.75          9.27
         61 to 72          5,447             43.32             67,042,215.85         48.45
         73 to 84          2,339             18.60             40,696,001.94         29.41
                           -----             -----             -------------         -----

              TOTALS:     12,575            100.00%          $138,379,513.91        100.00%
                          ======            =======          ===============        =======

  (1)        Percentages may not add to 100.00% because of rounding.


                                     TABLE 3

                       DISTRIBUTION BY CALCULATED ORIGINAL
                    TERM TO MATURITY OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

         ORIGINAL        NUMBER OF    PERCENT OF NUMBER     TOTAL OUTSTANDING       PERCENT OF
       TERM (MONTHS)     CONTRACTS     OF CONTRACTS (1)     PRINCIPAL BALANCE    POOL BALANCE (1)
       -------------     ---------     ----------------     -----------------    ----------------
         12 to 24            105               0.83%             $688,163.97         0.50%
         25 to 36            239               1.90             1,957,621.07         1.41
         37 to 48            397               3.16             3,628,950.83         2.62
         49 to 60          1,904              15.14            14,466,873.38        10.45
         61 to 72          7,588              60.34            76,902,750.84        55.57
         73 to 84          2,342              18.62            40,735,153.82        29.44
                           -----              -----            -------------        -----

             TOTALS:      12,575            100.00%          $138,379,513.91        100.00%
                          ======            =======          ===============        =======


(1)         Percentages may not add to 100.00% because of rounding.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                     TABLE 4

            DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                PERCENT OF
                               NUMBER OF         NUMBER OF         TOTAL OUTSTANDING      PERCENT OF POOL
    CURRENT BALANCE            CONTRACTS       CONTRACTS (1)       PRINCIPAL BALANCE        BALANCE (1)
    ---------------            ---------       -------------       -----------------        -----------
$557.05 to 1,000.00                31              0.25%               $26,613.36             0.02%
$1,000.01 to 2,000.00             402              3.20                633,949.83             0.46
$2,000.01 to 3,000.00             601              4.78              1,507,186.52             1.09
$3,000.01 to 4,000.00             670              5.33              2,353,413.05             1.70
$4,000.01 to 5,000.00             703              5.59              3,172,377.00             2.29
$5,000.01 to 6,000.00             738              5.87              4,075,649.50             2.95
$6,000.01 to 7,000.00             816              6.49              5,299,932.26             3.83
$7,000.01 to 8,000.00             742              5.90              5,569,909.40             4.03
$8,000.01 to 9,000.00             655              5.21              5,565,572.50             4.02
$9,000.01 to 10,000.00            716              5.69              6,834,514.00             4.94
$10,000.01 to 11,000.00           553              4.40              5,797,975.56             4.19
$11,000.01 to 12,000.00           482              3.83              5,531,185.10             4.00
$12,000.01 to 13,000.00           479              3.81              5,991,362.13             4.33
$13,000.01 to 14,000.00           547              4.35              7,395,488.94             5.34
$14,000.01 to 15,000.00           618              4.91              8,980,184.66             6.49
$15,000.01 to 16,000.00           691              5.50             10,724,123.93             7.75
$16,000.01 to 17,000.00           745              5.92             12,297,442.31             8.89
$17,000.01 to 18,000.00           665              5.29             11,642,489.27             8.41
$18,000.01 to 19,000.00           530              4.21              9,797,113.24             7.08
$19,000.01 to 20,000.00           414              3.29              8,071,052.35             5.83
$20,000.01 to 21,000.00           284              2.26              5,820,683.42             4.21
$21,000.01 to 22,000.00           191              1.52              4,099,902.18             2.96
$22,000.01 to 23,000.00           128              1.02              2,876,892.61             2.08
$23,000.01 to 24,000.00            77              0.61              1,809,500.94             1.31
$24,000.01 to 25,000.00            41              0.33              1,005,623.07             0.73
$25,000.01 to 26,000.00            26              0.21                663,664.82             0.48
$26,000.01 to 27,000.00            14              0.11                370,602.62             0.27
$27,000.01 to 28,000.00             4              0.03                109,172.53             0.08
$28,000.01 to 29,000.00             5              0.04                142,080.29             0.10
$29,000.01 to 30,000.00             3              0.02                 87,462.72             0.06
$30,000.01 to 31,000.00             1              0.01                 30,182.65             0.02
$31,000.01 to 32,000.00             1              0.01                 31,977.58             0.02
$32,000.01 to 32,174.00             2              0.02                 64,233.57             0.05
                                    -              ----                 ---------             ----

              TOTALS:          12,575            100.00%          $138,379,513.91           100.00%
                               ======            =======          ===============           =======


(1)         Percentages may not add to 100.00% because of rounding.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                                     TABLE 5

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                         PERCENT OF
                         NUMBER OF        NUMBER OF       TOTAL OUTSTANDING        PERCENT OF
    STATE                CONTRACTS      CONTRACTS (1)     PRINCIPAL BALANCE      POOL BALANCE (1)
    -----                ---------      -------------     -----------------      ----------------
ALABAMA                      193           1.53%            $ 2,286,249.98            1.65%
ALASKA                        25           0.20                 256,809.34            0.19
ARIZONA                      385           3.06               4,883,535.02            3.53
ARKANSAS                      77           0.61                 849,977.08            0.61
CALIFORNIA                 1,552          12.34              17,598,646.76           12.72
COLORADO                     244           1.94               2,923,884.35            2.11
CONNECTICUT                  233           1.85               2,253,194.14            1.63
DELAWARE                      65           0.52                 797,770.48            0.58
DISTRICT OF COLUMBIA           9           0.07                  73,391.74            0.05
FLORIDA                    1,084           8.62              13,604,736.02            9.83
GEORGIA                      440           3.50               5,482,099.18            3.96
HAWAII                        81           0.64                 783,158.52            0.57
IDAHO                         54           0.43                 516,326.60            0.37
ILLINOIS                     354           2.82               3,636,506.65            2.63
INDIANA                      251           2.00               2,663,823.99            1.93
IOWA                         102           0.81               1,043,782.37            0.75
KANSAS                        81           0.64                 853,335.58            0.62
KENTUCKY                     119           0.95               1,222,838.12            0.88
LOUISIANA                    109           0.87               1,097,572.93            0.79
MAINE                         42           0.33                 363,276.79            0.26
MARYLAND                     347           2.76               3,519,200.28            2.54
MASSACHUSETTS                211           1.68               2,025,543.95            1.46
MICHIGAN                     213           1.69               2,662,963.68            1.92
MINNESOTA                    110           0.87               1,123,009.93            0.81
MISSISSIPPI                   42           0.33                 550,273.91            0.40
MISSOURI                     162           1.29               1,896,078.37            1.37
MONTANA                       22           0.17                 198,362.01            0.14
NEBRASKA                      31           0.25                 305,202.15            0.22
NEVADA                       163           1.30               1,732,214.84            1.25
NEW HAMPSHIRE                 79           0.63                 622,765.21            0.45
NEW JERSEY                   539           4.29               5,478,267.78            3.96
NEW MEXICO                   166           1.32               1,895,012.73            1.37
NEW YORK                     390           3.10               3,949,420.82            2.85
NORTH CAROLINA               476           3.79               5,436,803.85            3.93
NORTH DAKOTA                   6           0.05                  56,552.86            0.04
OHIO                         587           4.67               5,645,340.63            4.08
OKLAHOMA                     128           1.02               1,348,494.74            0.97
OREGON                       164           1.30               1,564,855.71            1.13
PENNSYLVANIA                 706           5.61               6,912,707.70            5.00


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 materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.


                                     - 14 -

                                     TABLE 5

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

                                         PERCENT OF
                         NUMBER OF        NUMBER OF       TOTAL OUTSTANDING        PERCENT OF
    STATE                CONTRACTS      CONTRACTS (1)     PRINCIPAL BALANCE      POOL BALANCE (1)
    -----                ---------      -------------     -----------------      ----------------
RHODE ISLAND                  11           0.09%           $    133,219.04            0.10%
SOUTH CAROLINA               197           1.57               2,137,197.71            1.54
SOUTH DAKOTA                  35           0.28                 333,593.42            0.24
TENNESSEE                    248           1.97               2,892,955.01            2.09
TEXAS                      1,066           8.48              12,570,982.43            9.08
UTAH                          40           0.32                 451,175.22            0.33
VERMONT                       22           0.17                 175,013.34            0.13
VIRGINIA                     306           2.43               3,424,594.27            2.47
WASHINGTON                   351           2.79               3,800,134.97            2.75
WEST VIRGINIA                 66           0.52                 695,452.36            0.50
WISCONSIN                    144           1.15               1,183,165.17            0.86
WYOMING                       26           0.21                 269,288.52            0.19
OTHER(2)                      21           0.17                 198,755.66            0.14
                              --           ----                 ----------            ----

       TOTALS:            12,575         100.00%           $138,379,513.91          100.00%
                          ======         =======           ===============          =======



(1)         Percentages may not add to 100.00% because of rounding.

(2)         Includes U.S. Territories and military bases.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

            The following tables set forth the delinquency experience and loan loss and repossession experience of the seller's portfolio of conditional sales contracts for motorcycles. These figures include data in respect of contracts which the seller has previously sold with respect to prior securitizations and for which the seller acts as servicer.

                           DELINQUENCY EXPERIENCE(1)/
                             (DOLLARS IN THOUSANDS)
                                 AT DECEMBER 31,

                            --------------------------------------------------------------------------------------------------------
                                     1999                 1998                 1997                1996                  1995
                                     ----                 ----                 ----                ----                  ----
                              Number               Number               Number              Number               Number
                               of                   of                   of                   of                   of
                            Contracts   Amount   Contracts   Amount   Contracts   Amount   Contracts   Amount   Contracts   Amount
                            ---------   ------   ---------   ------   ---------   ------   ---------   ------   ---------   ------
Portfolio..................  91,556   $914,545.5  67,137   $651,248.7  45,258   $434,890.7  32,574   $303,682.4  20,590   $184,054.0
Period of Delinquency(2)/
          30-59 Days.......   2,868    $28,307.9   1,970    $17,768.1   1,264    $11,454.6     904     $8,002.9     477     $4,043.3
          60-89 Days.......     983      9,424.3     745      6,153.9     559      5,112.1     374      3,170.7     157      1,298.7
          90 Days or more..     371      3,569.9     304      2,591.0     269      2,196.5     213      1,880.6     140      1,120.2
                                ---      -------     ---      -------     ---      -------  ------  -----------     ---    ---------
Total Delinquencies........   4,222    $41,302.1   3,019    $26,513.0   2,092    $18,763.2   1,491    $13,054.2     774     $6,462,2
                              =====    =========   =====    =========   =====    =========   =====    =========     ===     ========
Total Delinquencies
as a Percent of Total
Portfolio..................   4.61%        4.52%   4.50%        4.07%   4.62%        4.31%   4.58%        4.30%   3.76%        3.51%



                                                              At September 30,
                                          ---------------------------------------------------------
                                                      2000                            1999
                                                      ----                            ----
                                            Number                           Number
                                             of                               of
                                          Contracts         Amount         Contracts         Amount
                                          ---------         ------         ---------         ------
        Portfolio ................        113,363        $1,141,824.2        86,998        $871,024.6
        Period of Delinquency(2)/
                                                                                                 ----
             30-59 Days ..........          3,285           $32,053.9         2,190         $21,222.3
             60-89 Days ..........            905             8,695.3           678           6,423.3
             90 Days or more .....            331             3,301.6           248           2,254.2
                                              ---             -------           ---           -------
        Total Delinquencies ......          4,521           $44,050.8         3,116         $29,899.8
                                            =====           =========         =====         =========

        Total Delinquencies as a
        Percent of Total Portfolio          3.99%               3.86%         3.58%             3.43%

                         ------------------
                        (1) Excludes contracts already in repossession, which contracts the servicer does not consider outstanding.
                        (2) The period of delinquency is based on the number of days payment are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                 Year Ended
                                                                                 December 31,
                                                -------------------------------------------------------------------------------
                                                   1999              1998            1997             1996             1995
                                                   ----              ----            ----             ----             ----
        Principal Balance of All Contracts
             Serviced(1)/ ................      $918,481.6       $653,836.0       $436,771.0       $304,730.9       $184,548.7
        Contract Liquidations(2)/ ........            1.59%            1.54%            1.42%            0.74%            0.76%
        Net Losses:
             Dollars(3)/ .................        $5,875.0         $5,245.3         $3,781.1         $1,639.5           $866.4
             Percentage(4)/ ..............            0.64%            0.80%            0.87%            0.54%            0.47%


                                                        Nine Months Ended September 30,
                                                      -----------------------------------
                                                               2000                 1999
                                                               ----                 ----
        Principal Balance of All Contracts
               Serviced(1)/ ..............            $1,145,533.91            $873,860.6
        Contract Liquidations(2)/ ........                     1.75%                1.50%
        Net Losses:
             Dollars(3)/ .................                $5,940.5               $3,894.7
             Percentage(4)/ ..............                   0.69%                  0.59%

            ------------------

            (1) As of period end. Includes contracts already in repossession.
            (2) As a percentage of the total number of contracts being serviced as of period end, calculated on an annualized basis.
            (3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
            (4) As a percentage of the principal amount of contracts being serviced as of period end, calculated on an annualized basis.

THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVe.


   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.

            #782852


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 materials. If you did not receive such a disclaimer, please contact your Chase
                  Securities Sales Representative immediately.